Exhibit 99.1

Contact:
Investors: Matt Clawson	ChromaVision Medical Systems, Inc.:
Media: Len Hall	Stephen T. D. Dixon
Allen & Caron, Inc.	Executive Vice President & CFO
(949) 474-4300	(949) 443-3355

CHROMAVISION RECEIVES LICENSE FOR NEW ADVANCED CANCER DIAGNOSTICS LABORATORY

11,000 Square Foot Facility To Provide Range of Laboratory Services

SAN JUAN CAPISTRANO, CA (November 29, 2004)…. ChromaVision Medical Systems, Inc. (Nasdaq: CVSN), a leading provider of specialized diagnostic services and cellular imaging technologies, today announced that its new Irvine, CA laboratory facility has received a license from the State of California Department of Health Services and is now able to begin providing a wide range of esoteric cancer tests.  As the company previously announced, ChromaVision leased its dedicated laboratory facility earlier this year and intends to broaden its laboratory service offerings to include services ranging from in-house pathology testing using the ACIS device to other diagnostic technologies that assist physicians in managing cancer.

                ChromaVision CEO Ronald A. Andrews, Jr. said, “Today’s announcement evidences our continued progress in taking our business model beyond our traditional cellular imaging technology base.  The new targeted drug therapies for cancer and other sophisticated, patient-specific treatments call for parallel advancements in diagnostic tools, especially cellular imaging and analysis technologies.  These developments are pivotal to the future of cancer care and have created an opportunity for ChromaVision to become a central provider of both the technology and services needed to battle this disease.”

                ChromaVision’s laboratory was designed by leading diagnostic and cancer specialists to apply  sophisticated technologies and expertise to the challenge of providing high quality diagnostic and prognostic information for pathologists, oncologists and their patients.  The laboratory is being operated under the direction of ChromaVision Medical Director, Kenneth J. Bloom, M.D., who has spent more than two decades serving in senior clinical and operational roles with leading hospitals and healthcare enterprises, principally in cancer care.

        “There are hundreds of targeted therapies in development today,” commented Dr. Bloom.  “The effectiveness and proper use of these drugs rely on our ability to narrowly define the characteristics of individual tumors.  We have designed and staffed the new ChromaVision laboratory to provide  advanced diagnostic tools and knowledge to meet that challenge.  ChromaVision Oncology Services is committed to serving as a resource for local pathologists, empowering them to provide critical medical insights to physicians and their patients.”

In addition, ChromaVision reported that it has learned that Medicare Final Rule rates have been released for 2005 with respect to various laboratory service offerings that ChromaVision intends to provide from its laboratory facility.  The Medicare Physician Fee Schedule for the Current Procedural Terminology (CPT) code 88361, which was established in 2004 for semi-quantitative and quantitative, computer-assisted immunohistochemistry, is expected to increase from an average national Medicare rate of approximately $140 per test in 2004 to $168 per test in 2005.  ChromaVision is currently performing the technical component (stain and scan only) of this code for its Access customers in the Company’s laboratory facility.  Reimbursement for these  technical services for Medicare patients is expected to increase from $99 per test in 2004 to approximately $119 in 2005.  ChromaVision is evaluating other Medicare rates established for 2005 that are expected to apply to other laboratory services that the company may begin to offer.

About ChromaVision Medical Systems, Inc.

                ChromaVision Medical Systems, Inc. is an advanced diagnostics technology and services company focused on improving the quality of patient care while reducing medical costs and speeding the discovery of new drugs to treat cancer.  ChromaVision’s proprietary Automated Cellular Imaging System (ACIS®) is a versatile automated microscope system that greatly improves the accuracy and reproducibility of cell imaging through its unique patented technology.  ChromaVision is currently providing stain and scan only services to pathologists for analysis in their offices using the ACIS software.  ChromaVision also intends to begin providing comprehensive laboratory services ranging from in-house pathology testing using the ACIS® to other cutting-edge diagnostic technologies that assist physicians in managing cancer.   In addition, the company develops ACIS-based tools for academic and biopharmaceutical company researchers, allowing them to perform cellular-level analyses much faster and with improved accuracy.  Many of the top clinical laboratories, hospitals, university medical centers and biopharmaceutical companies in the United States and Europe have adopted the company’s technology.

ChromaVision and ACIS are registered trademarks of ChromaVision.  For more information, visit www.chromavision.com.

ChromaVision is a majority owned subsidiary of Safeguard Scientifics, Inc. (NYSE: SFE).  Safeguard Scientifics is a committed strategic growth partner for companies in the Time-to-Volume stage of development.  Time-to-Volume companies are those that are generating revenues from a commercially viable product or service, but are facing new challenges as they scale their businesses to meet market opportunities.  Focused primarily on the information technology and life sciences sectors, Safeguard generally acquires majority ownership interests in companies at this stage of growth.  In addition to expansion capital, Safeguard provides its companies a wide range of operating and managerial expertise to drive their successful growth to become market leaders.  For more information about Safeguard and its strategy, visit www.safeguard.com

Certain statements contained herein regarding ChromaVision Medical Systems, Inc. involve risks and uncertainty and are forward-looking in nature, including statements concerning the laboratory services that ChromaVision intends to provide, anticipated Medicare rates applicable to certain services for 2005 and the Company’s future growth prospects.  Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company’s ability to successfully implement its plans to begin offering cancer diagnostic laboratory services, biopharma services and in-sourcing of the Company’s Access remote pathology program, the Company’s ability to maintain the requisite licenses necessary to provide comprehensive laboratory testing, the performance and acceptance of the Company’s system and service offerings in the marketplace, the Company’s ability to expand and maintain a successful sales and marketing organization, changes in rates of third party payer reimbursement for procedures performed using the Company’s system, the ability to obtain additional financing for its business on favorable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software applications, failure to obtain FDA clearance or approval for particular applications, the outcome of currently pending and any future litigation that involves the Company, the Company’s ability to compete with other technologies and with emerging competitors in cell imaging, dependence on third parties for collaboration in developing new tests and in distributing the Company’s systems and tests performed on the system, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. Recent experience with respect to ACIS placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above. For forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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